UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) January 12, 2005

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Racetrack Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 12, 2005, SRI/Surgical Express, Inc. (“SRI”) and James T. Boosales, a director of SRI, entered into a consulting agreement confirming the terms on which Mr. Boosales provided from September 24, 2004, through December 31, 2004, consulting services to SRI on an interim basis during SRI’s search for a new Chief Executive Officer. Mr. Boosales’ consulting services to SRI involved assisting with the daily management of SRI under the direction of the Executive Committee of SRI’s Board of Directors. A copy of the consulting agreement is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 14, 2005, Edward Buksas, SRI’s Vice President of Operations, was promoted and given expanded job functions and responsibilities. As a result, SRI now deems Mr. Buksas to be an “officer” for purposes of Section 16 of The Securities Exchange Act of 1934. Mr. Buksas (age 55) was originally appointed as SRI’s Vice President of Operations on July 14, 2003. Mr. Buksas’s title did not change as a result of his promotion. Mr. Buksas’s employment is subject to the terms of an employment agreement executed on July 14, 2003. The terms of Mr. Buksas at-will employment include a current base salary of $186,500, eligibility to participate in SRI’s bonus program and other benefits available to other SRI executives.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Consulting agreement dated January 12, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: January 19, 2005	By:	/s/ Charles L. Pope
Charles L. Pope
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Consulting agreement dated January 12, 2005